Exhibit 16(c)(ix)

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Discussion Materials  Project Surveyor  Goldman Sachs & Co. LLC  April 2024

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Disclaimer  2  These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the senior management of Permira (the "Company") in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by Goldman Sachs Investment Banking and is not a product of Goldman Sachs Global Investment Research.  Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. 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Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast.  The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. 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 I. Trading and Investor Considerations

PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW

Goldman Sachs

Surveyor Share Price Evolution Since Direct Listing

INVESTMENT BANKING



Earnings
Share Repurchase
Block Trade (Sponsor Sell down)
Other
Share Price
30D VWAP
90D VWAP
52-Week High
$ 75
$ 50
$ 25
$ 0
Direct Listing Reference Price: $50
09-Nov-2021 (7.7)% Q3'21 Earnings Beat / (Miss) Revenue: 1.6 % EBITDA: 29.3 %
12-Oct-2022 0.2% Announced appointment of Nathan Gooden as CFO
10-Aug-2023 1.4% Q2'23 Earnings Beat / (Miss) Revenue: 1.7 % EBITDA: 26.8 %
07-Sep-2023 2.8% Completes acquisition of Google Domain Assets
15-Sep-2023 0.7% General Atlantic sells shares in secondary offering at $29.00
08-Nov-2022 (0.6)% Q3'22 Earnings Beat / (Miss) Revenue: 0.7 % EBITDA: (7.8)
01-Mar-2024 (2.8)% FY 2023 Earning Release; Authorizes $500mm share repurchase Revenue: 2.8 % EBITDA: (3.0)%
25-Jul-2022 (3.1)% Q2'22 Earnings Beat / (Miss) Revenue: 0.3 % EBITDA: (2.2)%
$ 37.59
$ 36.39
$ 33.47
$ 31.80
10-Aug-2021 (9.1)% Q2'21 Earnings Beat / (Miss) Revenue: 3.8 % EBITDA: 727.1 %
09-May-2023 (0.0)% Q1'23 Earnings Beat / (Miss) Revenue: 1.7 % EBITDA: 41.9 %
15-Nov-2023 0.4% General Atlantic sells 6mm Class A shares in secondary offering at $29.70
08-Mar-2022 7.5% FY2021 Earnings Beat / (Miss) Revenue: 0.7 % EBITDA: 31.2 %
12-May-2022 48.5% Q1'22 Earnings; Authorizes $200mm repurchase program Revenue: 1.5 % EBITDA: (115.5)%
07-Mar-2023 14.6% FY 2022 Earnings Beat / (Miss) Revenue: 3.0 % EBITDA: 29.1 %
07-Nov-2023 (1.4)% Q3'23 Earnings Beat / (Miss) Revenue: 2.0 % EBITDA: 6.1 %
May-2021
Sep-2021
Dec-2021
Mar-2022
Jul-2022
Oct-2022
Feb-2023
May-2023
Sep-2023
Dec-2023
Apr-2024

Source: FactSet; market data as of 04-Apr-2024

Trading and Investor Considerations

4

PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW

Goldman Sachs

Dissecting the Drivers of Surveyor's Share Price Performance

INVESTMENT BANKING

	At Listing May-2021	Current Apr-2024
NTM EBITDA	$112	$286
NTM EBITDA Margin	13%	23%
NTM EV / EBITDA	65.6x	19.9x



$ 48
$ 56
$ 22
$(88)
$ 0
$(0)
$ 36
Share Price At Listing
Change in Margin
Change in Estimates (Excl. Margin Impact)
Multiple Expansion / (Contraction)
Change in Net Debt
Change in Shares Outstanding
Current Share Price

% Impact[1]	***+116%***	***+45%***	***(184)%***	***+0%***	***(1)%***

Source: Public Company Filings, FactSet, market data as of 04-Apr-2024
Note: At Listing represents listing price on 19-May-2021 of $48.00; estimates as of first publicly available date. [1] Expressed as % of beginning of period share price.

Trading and Investor Considerations

5

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Defining the Valuation Peer Set and Framework  Rationale  Domain, Website and Commerce enablement capabilities with SMB focus  Software offering focused on SMB and mid- market customer base  Enterprise focused customer base  Scaled software businesses with highly recurring and strong cash flow generation  Multiple  EV / Revenue  EV / uFCF (based on profitability)  Growth adjusted  EV / Revenue  EV / uFCF (based on profitability)  P / E  P / FCF  Select Peers  SMB Enablement Peers  Enterprise Software Peers  FOR REFERENCE ONLY  6

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Select Peers Share Price Performance Over Time  Since Surveyor Direct Listing  Indexed Share Price Performance  (100)%  (75)%  (50)%  (25)%  0%  25%  50%  75%  100 %  Jun-21  Oct-21  Feb-22  Jun-22  Nov-22  Mar-23  Jul-23  Nov-23  Apr-24  Indexed Share Price Performance  53%  (66)%  Performance (%) Since DL  Surveyor Wix Block Shopify GoDaddy  (34)%  (49)  (66)  (39)  53  1Y  11%  35  9  57  60  6M  27%  52  78  42  68  3M  18%  15  10  2  23  1M  11%  (3)  (3)  (1)  11  YTD 10%  10  (3)  (4)  17  (34)% Surveyor  (39)%  (49)%  Wix August 2023 Investor Day  Source: Public financials, FactSet, Wall Street research, Bloomberg, market data as of 04-Apr-2024.  Trading and Investor Considerations  7

PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW

Goldman Sachs

Broader Peers Valuation Multiples Over Time

Profitability | Since Surveyor Direct Listing

INVESTMENT BANKING

NTM EV / EBITDA



NTM EV / EBITDA
80 x
70 x
60 x
50 x
40 x
30 x
20 x
10 x
0 x
Jun-21
Nov-21
Mar-22
Aug-22
Jan-23
Jun-23
Nov-23
Apr-24
22.1 x
21.4 x
20.4 x
19.9 x
16.6 x
15.4 x

Average	Since DL	1Y	6M	3M	1M	YTD
Surveyor	31.0 x	20.7 x	18.8 x	19.1 x	19.0 x	19.1 x
Wix	-	22.4	20.3	22.7	23.1	22.6
GoDaddy	14.5	12.9	13.5	14.3	14.9	14.3
Block	-	19.8	16.7	17.5	18.1	17.5
Shopify	-	-	67.2	68.0	65.7	67.9
SMB-Focused Software	26.8	19.8	20.7	21.3	21.6	21.3
Enterprise Software	16.3	16.3	17.6	19.9	20.8	19.7

NTM EV / uFCF



NTM EV / Unlevered FCF
120 x
100 x
80 x
60 x
40 x
20 x
0 x
Jun-21
Nov-21
Mar-22
Aug-22
Jan-23
Jun-23
Nov-23
Apr-24
33.7 x
29.8 x
22.4 x
19.3 x
16.9 x
14.9 x

Average	Since DL	1Y	6M	3M	1M	YTD
Surveyor	24.5 x	17.8 x	16.7 x	16.6 x	16.1 x	16.7 x
Wix	-	20.4	17.1	18.9	19.5	18.8
GoDaddy	13.6	12.7	13.5	14.2	14.7	14.2
Block	-	21.7	19.6	20.5	24.6	20.6
Shopify	-	-	74.5	74.8	71.4	74.7
SMB-Focused Software	32.2	29.2	30.7	30.6	29.6	30.7
Enterprise Software	26.4	27.9	28.9	32.0	34.1	31.7

Source: Public financials, FactSet, Wall Street research, Bloomberg, market data as of 04-Apr-2024.

Trading and Investor Considerations 8

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  What Are Investors Key Focus Areas For Surveyor?  Management Guidance  Key Questions / Areas of Focus  What is sustainable revenue growth rate / how will growth trend amid a slowing eCommerce environment?  How much will S&M and R&D need to differentiate against new business formation to sustain growth?  What is the ROI for investments in Surveyor Payments, international and other investment in the business?  What will Surveyor’s capital allocation policy be given the FCF generation profile?  What is the opportunity of integrating GenAI into the business?  What impact will initiatives around bundling and new pricing packages have on overall profitability?  ?  ?  ?  ?  ?  ?  Issued revenue guidance that was 2% above street estimates at the midpoint, citing expanded ecosystem, contributions from Google Domains customers and improvement of website business  Launched Surveyor Domains, Payments and Blueprint. Invested in Surveyor AI to simplify generating custom content for consumers  Conservative approach to overall spend  Profitability  Growth  “Our largest Surveyor Payments in Q4 serves as a cornerstone of our commerce capabilities. Enabling merchants to collect money directly through our native solution will be central to enhancing the power of our platform by growing GMV and driving customer growth and retention.”  “The main drivers of our business moving forward into 2024 are first, enabling small business, to get started, namely a domain, website and e-mail. Second, commerce… third, international.”  Management Commentary  What steps will / can be taken to reverse the deterioration of CAC?  ?  Source: Company financials, Company earnings release  9

PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW

Goldman Sachs

Where Does Surveyor Stack Up Against Peers' Metrics?

INVESTMENT BANKING

		Surveyor	Select Peers: Wix.com	Select Peers: GoDaddy	Select Peers: Block	Select Peers: Shopify	SMB-Focused Software Peers[2] (bill.com, DocuSign, HubSpot, klaviyo, +14 others[3])	Enterprise Software Peers[2] (Microsoft, salesforce, SAP, Oracle)
Operational	LFQ YoY Growth	18 %	14 %	6 %	24 %	25 %	20 %	9 %
Operational	CY24-26E Rev CAGR	13 %	13 %	7 %	15 %	20 %	16 %	11 %
Operational	CY24E EBITDA Margin	24 %	19 %	29 %	26 %	16 %	19 %	47 %
Operational	CY24E uFCF Margin	29 %	21 %	30 %	17 %	15 %	18 %	27 %
Valuation	EV/NTM Rev	4.7 x	4.4 x	4.6 x	3.6 x	10.3 x	5.6 x	7.7 x
Valuation	Growth Adj. Rev[1]	0.38 x	0.36 x	0.66 x	0.31 x	0.55 x	0.39 x	0.73 x
Valuation	EV/NTM GP	6.1 x	6.4 x	7.2 x	4.5 x	20.1 x	7.0 x	10.1 x
Valuation	Growth Adj. GP[1]	0.50 x	0.52 x	1.04 x	0.40 x	1.08 x	0.52 x	0.99 x
Valuation	EV/NTM EBITDA	19.9 x	22.1 x	15.4 x	16.6 x	62.7 x	21.4 x	20.4 x
Valuation	Growth Adj. EBITDA[1]	1.57 x	1.89 x	2.25 x	1.21 x	3.53 x	2.12 x	1.66 x
Valuation	EV/NTM uFCF	16.9 x	19.3 x	14.9 x	22.4 x	68.3 x	29.8 x	33.7 x
Valuation	Growth Adj. uFCF[1]	1.33 x	1.67 x	2.20 x	1.83 x	3.78 x	2.38 x	3.04 x
	LTM Stock Price Performance	11 %	35 %	60 %	9 %	58 %	19 %	47 %

Source: Factset, Bloomberg, public filings as of 04-Apr-2024. Note: Median metrics displayed for SMB-Focused Software and Enterprise Software peers; non-growth adj. multiples >100x or <(100)x considered NM.

[1] Growth adjusted multiple calculated as EV / NTM multiple over CY24 - 26 CAGR; growth-adj. multiples >10x or <(10)x considered NM. [2] Represents the median. [3] Includes Intuit, Box, LegalZoom, Sage, Freshworks, Sprout Social, Braze, ZoomInfo, Toast, Confluent, Digital Ocean, Paycor, Semrush, and Evercommerce.

10

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Growth Continues to be Paramount  ’24E EV / Revenue vs ’24E-’26E Revenue CAGR  ’24E EV / EBITDA vs 24-26E Rev CAGR  Wix  Shopify  Surveyor  Block  DocuSign  LegalZoom  HubSpot Freshworks  BILL  Intuit  Toast  GoDaddy Box  Klaviyo  Digital Ocean  Semrush  Sage  Evercommerce  Paycor ZoomInfo  R² = 0.72  0.0 x  12.0 x  24.0 x  36.0 x  48.0 x  60.0 x  72.0 x  84.0 x  0%  10% 20% 30 %  CY2024 Revenue - CY2026 Revenue CAGR  40 %  CY2024 EV / EBITDA  Wix  Block  SurveyoBr ILL  HubSpot  Freshworks  Intuit  Shopify  Toast  Box  Klaviyo  Digital Ocean  Paycor  Semrush  Sage GoDaddy  DocuSign  LegalZoom Evercommerce  ZoomInfo  R² = 0.33  0.0 x  4.0 x  8.0 x  12.0 x  16.0 x  0%  10% 20 %  CY2024 Revenue - CY2026 Revenue CAGR  30 %  CY2024 EV / Revenue  Select Peers  SMB Focused Peers  Source: FactSet. Market data as of 04-Apr-2024.  Trading and Investor Considerations  11

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  NTM EV / UFCF  NTM EV / Growth Adj. UFCF1  Surveyor, Wix and GoDaddy Trading Dynamics Over Last 2 Years  5 x  10 x  15 x  20 x  25 x  35 x  Apr-22 Aug-22 Dec-22 Apr-23 Aug-23 Dec-23 Apr-24  NTM / EV uFCF  -  -  Average Surveyor Wix GoDaddy  12.8  12.4  2Y 1Y 6M  17.9 x 17.9 x 16.4 x  18.5  13.0  YTD  16.3 x  20.5  13.8  14.9 x  19.3 x  16.9 x  30 x  NM multiples due to low profitability  0.00 x  0.50 x  1.00 x  1.50 x  2.00 x  2.50 x  3.00 x  3.50 x  Apr-22  Aug-22  Dec-22  Apr-23  Aug-23  Dec-23  Apr-24  NTM EV / Growth Adj. UFCF  1.52 x  1.32 x  2Y  1.53 x  1Y  1.61 x  -  Average Surveyor Wix GoDaddy  1.59  1.66  6M  1.49 x  - 1.66  1.78  YTD  1.51 x  1.76  1.92  2.13 x  NM multiples due to low profitability  EV / Growth Adj. UFCF Multiples are adjusted using NTM - NTM + 2 CAGR  Source: Public financials, FactSet, Wall Street research, Bloomberg, market data as of 04-Apr-2024. 1 Growth adjusted multiple calculated as EV / NTM multiple over 2-year revenue CAGR.  Trading and Investor Considerations  12

PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW

Goldman Sachs

Top Buyers and Sellers of Surveyor

INVESTMENT BANKING

Top 25 Active Investors in Surveyor

Investor	Equity AUM ($bn)	Surveyor Pos. (shares): Surveyor % S/O	Current Position	Q2'23	Δ Share Pos.
Wellington	$ 624	6.1 %	8,284,051	3,121,269	5,162,782
Riverbridge	8	1.7	2,293,124	2,378,406	(85,282)
Citadel	97	1.6	2,212,670	66,937	2,145,733
Two Sigma	85	1.1	1,457,741	941,445	516,296
Renaissance Tech	65	1.1	1,434,494	932,500	501,994
Acadian	31	1.0	1,319,945	1,160,423	159,522
Millennium	108	0.8	1,057,316	1,279,914	(222,598)
Jacobs Levy	22	0.7	1,015,880	839,399	176,481
Ararat	< 1	0.6	849,551	568,733	280,818
Morgan Stanley IM	95	0.4	611,726	298,417	313,309
Lazard AM	123	0.4	559,451	129,276	430,175
Federated	8	0.4	551,400	605,092	(53,692)
Voloridge	25	0.4	546,257	264,781	281,476
Connor, Clark & Lunn	23	0.4	519,878	396,729	123,149
Nuveen	480	0.4	504,555	792,656	(288,101)
BlackRock (US)	428	0.3	465,118	329,670	135,448
APG AM	130	0.3	401,348	94,429	306,919
BlackRock (UK)	551	0.3	389,959	224,220	165,739
Mellon	250	0.3	369,214	491,706	(122,492)
D. E. Shaw	64	0.2	327,596	490,860	(163,264)
SEI Investments	72	0.2	307,213	291,616	15,597
Hawk Ridge	2	0.2	292,266	-	292,266
T. Rowe Associates	928	0.2	207,343	475,186	(267,843)
AlphInvest	< 1	0.2	207,343	473,928	(266,585)
Numeric Investors	24	0.1	202,383	84,170	118,213
Total		**19.3**	**26,387,822**	**16,731,762**	**9,656,060**

Top Buyers

Investor	Equity AUM ($bn)	Surveyor Pos. (shares): Surveyor % S/O	Current Position	Q2'23	Δ Share Pos.
★ Wellington	$ 624	6.1 %	8,284,051	3,121,269	5,162,782
Citadel	97	1.6	2,212,670	66,937	2,145,733
Two Sigma	85	1.1	1,457,741	941,445	516,296
Renaissance Tech	65	1.1	1,434,494	932,500	501,994
Lazard AM	123	0.4	559,451	129,276	430,175
Morgan Stanley IM	95	0.4	611,726	298,417	313,309
APG AM	130	0.3	401,348	94,429	306,919
Hawk Ridge	2	0.2	292,266	-	292,266
Voloridge	25	0.4	546,257	264,781	281,476
Ararat	< 1	0.6	849,551	568,733	280,818
Jacobs Levy	22	0.7	1,015,880	839,399	176,481
Balyasny	35	0.1	166,639	-	166,639
★ BlackRock (UK)	551	0.3	389,959	224,220	165,739
Fidelity	1,788	0.1	164,596	814	163,782
Acadian	31	1.0	1,319,945	1,160,423	159,522
Qube Research	44	0.1	158,714	-	158,714
BlackRock (US)	428	0.3	465,118	329,670	135,448
Total		**14.9**	**20,330,406**	**8,972,313**	**11,358,093**

Top Sellers

Investor	Equity AUM ($bn)	Surveyor Pos. (shares): Surveyor % S/O	Current Position	Q2'23	Δ Share Pos.
Dimensional	$ 527	< 0.1 %	61,724	596,078	(534,354)
Arrowstreet Capital	100	0.1	130,235	651,998	(521,763)
Noked Capital	1	< 0.1	25,000	432,329	(407,329)
DWS Investment	155	-	-	320,010	(320,010)
Nuveen	480	0.4	504,555	792,656	(288,101)
T. Rowe Associates	928	0.2	207,343	475,186	(267,843)
AlphInvest	< 1	0.2	207,343	473,928	(266,585)
G2 Investments	< 1	-	-	248,706	(248,706)
Millennium	108	0.8	1,057,316	1,279,914	(222,598)
Goldman Sachs AM	316	< 0.1	51,632	219,035	(167,403)
D. E. Shaw	64	0.2	327,596	490,860	(163,264)
DWS	103	0.1	103,463	229,782	(126,319)
Mellon	250	0.3	369,214	491,706	(122,492)
First Eagle IM	70	-	-	100,760	(100,760)
Riverbridge	8	1.7	2,293,124	2,378,406	(85,282)
Cubist	8	-	-	63,684	(63,684)
Schroder IM	165	< 0.1	63,561	121,968	(58,407)
Total		**3.8**	**5,402,106**	**9,367,006**	**(3,964,900)**

Source: Refinitiv and Bloomberg as of latest filings. Highlighting denotes Top 25 Active Investors who are also a Top Buyer or Top Seller.

13

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Appendix A:  Additional Market Perspectives

PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW

Goldman Sachs

INVESTMENT BANKING

Broader Peers Valuation Multiples Over Time

Top-line | Since Surveyor Direct Listing

NTM EV / Revenue

Average	Since DL	1Y	6M	3M	1M	YTD
Surveyor	4.8 x	4.4 x	4.3 x	4.3 x	4.4 x	4.4 x
Wix	4.6	3.4	3.8	4.4	4.6	4.4
GoDaddy	3.6	3.6	3.9	4.2	4.4	4.2
Block	5.6	3.2	3.2	3.5	3.9	3.5
Shopify	13.2	10.0	10.4	11.2	10.7	11.2
SMB-Focused Software	9.1	5.9	5.6	5.7	5.8	5.7
Enterprise Software	6.6	6.8	7.0	7.5	7.8	7.4



NTM EV / Revenue
30 x
25 x
20 x
15 x
10 x
5 x
0 x
Jun-21
Nov-21
Mar-22
Aug-22
Jan-23
Jun-23
Nov-23
Apr-24
7.7 x
5.6 x
4.7 x
4.6 x
4.4 x
3.6 x

NTM EV / Gross Profit

Average	Since DL	1Y	6M	3M	1M	YTD
Surveyor	5.9 x	5.4 x	5.4 x	5.6 x	5.7 x	5.6 x
Wix	7.2	5.1	5.6	6.5	6.7	6.5
GoDaddy	5.7	5.7	6.2	6.7	7.0	6.7
Block	8.4	4.0	4.0	4.5	4.9	4.5
Shopify	25.4	19.8	20.4	21.9	20.9	21.9
SMB-Focused Software	12.0	8.2	7.7	7.7	7.3	7.7
Enterprise Software	8.5	9.0	9.3	9.9	10.3	9.8



NTM EV / Gross Profit
35 x
30 x
25 x
20 x
15 x
10 x
5 x
0 x
Jun-21
Nov-21
Mar-22
Aug-22
Jan-23
Jun-23
Nov-23
Apr-24
10.1 x
7.2 x
7.0 x
6.4 x
6.1 x
4.5 x

Source: Public financials, FactSet, Wall Street research, Bloomberg, market data as of 04-Apr-2024.
Note: Shopify excluded from graph due to outsized trading in the period.

Additional Market Perspectives

15

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Surveyor  Wix  Shopify  Block  BILL  GoDaddy  LegalZoom  Freshworks  HubSpot Intuit  Paycor  Toast  Klaviyo  Digital Ocean  Semrush  Sage  Evercommerce  DocuSign Box ZoomInfo  R² = 0.27  0.0 x  0%  4.0 x  8.0 x  12.0 x  16.0 x  20.0 x  24.0 x  10% 20% 30 %  CY2024 Revenue - CY2026 Revenue CAGR  40 %  CY2024 EV / Gross Profit  Growth Continues to be Paramount  ’24E-’26E Revenue CAGR vs. ’24E EV / Gross Profit  ’24E-’26E Revenue CAGR vs. ’24E EV / uFCF  Surveyor  Wix  GoDaddy  DocuSign  HubSpot  Shopify  LegalZoom  Freshworks  Toast  Paycor  Block BILL  Klaviyo  Intuit Digital Ocean  Semrush  Sage  Evercommerce  BoxZoomInfo  R² = 0.76  0.0 x  12.0 x  24.0 x  36.0 x  48.0 x  60.0 x  72.0 x  84.0 x  96.0 x  0%  10% 20% 30 %  CY2024 Revenue - CY2026 Revenue CAGR  40 %  CY2024 EV / uFCF  Select Peers  SMB Focused Peers  Source: FactSet. Market data as of 04-Apr-2024.  Additional Market Perspectives  16

 PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW  Appendix B:  Additional Supplemental Materials

PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW

Goldman Sachs

Investors with Capacity to add to Surveyor Position

Based on Customer Engagement Peers

INVESTMENT BANKING

Investor	Equity AUM ($bn)	Total Peer Pos. ($mm)	Total # of Peers Held	Surveyor Pos. (% S/O)	Avg % S/O in Peers	Theoretical Total RTA (%)	Peers % Shares Outstanding							
							bill	braze	HubSpot	klaviyo	shopify	sproutsocial	WIX	GoDaddy
Baillie Gifford & Co.	$ 223	$ 6,159	6 / 8		4.5 %	4.5 %	<0.1 %	0.5 %	0.1 %	-	5.0 %	7.3 %	14.0 %	-
Fidelity Management & Research Company LLC	1,788	5,522	8 / 8	0.1 %	2.6	2.5	4.8	<0.1	5.9	0.2 %	2.7	2.1	4.4	0.7 %
T. Rowe Price Associates, Inc.	928	4,236	7 / 8	0.2	2.6	2.5	10.4	1.1	3.4	-	2.2	0.1	<0.1	1.2
Capital International Investors	449	1,741	3 / 8		1.8	1.8	1.7	-	-	-	1.2	-	-	2.4
ClearBridge Investments, LLC	122	1,432	6 / 8		1.7	1.7	<0.1	-	2.6	0.8	0.2	4.5	2.1	-
Morgan Stanley Investment Management Inc. (US)	95	4,196	8 / 8	0.4	1.9	1.5	10.7	0.7	0.1	0.1	3.5	<0.1	<0.1	<0.1
Capital Research Global Investors	1,120	3,204	3 / 8		1.4	1.4	-	-	0.9	0.4	3.	-	-	-
Capital World Investors	765	3,007	3 / 8		1.2	1.2	0.3	-	-	0.3	3.1	-	-	-
Jennison Associates LLC	147	758	5 / 8		1.0	1.0	<0.1	-	1.9	-	-	3.2	<0.1	<0.1
JP Morgan Asset Management	660	3,564	8 / 8	0.1	1.1	1.0	0.5	0.2	4.1	0.3	1.9	0.2	<0.1	1.5
Invesco Advisers, Inc.	282	936	7 / 8	<0.1	0.9	0.9	0.1	1.2	1.5	-	0.2	3.4	<0.1	0.1
Franklin Advisers, Inc.	159	1,515	7 / 8	<0.1	0.9	0.8	2.8	-	2.	0.5	0.6	<0.1	<0.1	<0.1
Artisan Partners Limited Partnership	108	946	3 / 8		0.8	0.8	-	-	1.3	-	0.5	0.7	-	-
Janus Henderson Investors	207	1,029	7 / 8	<0.1	0.8	0.8	<0.1	<0.1	<0.1	-	<0.1	<0.1	<0.1	5.6
Norges Bank Investment Management (NBIM)	1,100	1,762	8 / 8		0.8	0.8	1.1	0.7	1.1	0.3	1.	0.4	0.5	1.2
HOOPP Investment Management	29	381	4 / 8		0.7	0.7	-	2.1	-	-	0.3	-	0.2	0.1
Columbia Threadneedle Investments (US)	324	841	8 / 8	0.1	0.6	0.5	0.4	0.1	0.3	<0.1	0.1	0.4	0.1	3.2
Principal Global Investors (Equity)	217	271	8 / 8	<0.1	0.5	0.5	<0.1	0.1	<0.1	<0.1	<0.1	1.5	1.7	0.4
Baron Capital Management, Inc.	42	284	5 / 8		0.5	0.5	0.2	-	0.1	-	0.2	1.4	0.4	-
Voya Investment Management LLC	95	1,045	8 / 8	0.1	0.5	0.4	1.6	<0.1	1.	0.1	0.6	0.5	<0.1	0.1
AllianceBernstein L.P.	305	340	8 / 8	<0.1	0.4	0.4	0.2	1.9	0.4	0.7	<0.1	0.1	0.2	0.2
T. Rowe Price Investment Management, Inc.	177	141	5 / 8		0.4	0.4	1.	0.8	0.1	-	<0.1	-	-	<0.1
Goldman Sachs Asset Management, L.P.	316	775	8 / 8	<0.1	0.4	0.4	0.1	0.2	1.2	0.5	0.2	0.1	0.4	0.4
Whale Rock Capital Management LLC	6	342	3 / 8		0.3	0.3	-	-	0.8	0.1	0.1	-	-	-
Putnam Investment Management, L.L.C.	81	246	5 / 8	0.3	0.6	0.3	0.5	0.3	1.7	0.4	0.3	0.7	0.6	0.6
Neuberger Berman, LLC	121	393	8 / 8		0.3	0.3	0.1	<0.1	0.3	<0.1	<0.1	0.2	0.7	0.9
Allspring Global Investments, LLC	72	189	7 / 8	<0.1	0.3	0.3	0.6	0.3	0.2	-	<0.1	0.6	0.5	<0.1
Fred Alger Management, LLC	19	97	5 / 8		0.3	0.3	0.1	<0.1	0.1	-	<0.1	1.3	-	-
BlackRock (US)	428	1,028	16 / 8	0.3	0.6	0.3	0.4	0.3	1.6	0.4	0.2	0.7	0.6	0.7
Marshall Wace LLP	52	283	6 / 8	<0.1	0.2	0.2	0.8	0.1	-	0.1	0.2	-	<0.1	0.1
Average		**$ 1,555**	**6 / 8**		**1.0 %**	**1.0 %**	**1.5 %**	**0.4 %**	**1.2 %**	**0.2 %**	**1.2 %**	**1.1 %**	**1.3 %**	**0.8 %**
Median		**$ 941**	**7 / 8**		**0.7 %**	**0.7 %**	**0.4 %**	**0.2 %**	**0.9 %**	**0.1 %**	**0.5 %**	**0.4 %**	**0.4 %**	**0.2 %**

Source: Refintiv

Note: "Room-to-Add" calculates the room to add based on the average position in % of shares outstanding of the peer group and subtracts the % shares outstanding from the investor's Surveyor position.

Note: Customer Engagement Peers include Bill.com, Braze, HubSpot, Klaviyo, Shopify, Sproutsocial, Wix.com, GoDaddy.

18

PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW

Goldman Sachs

INVESTMENT BANKING

What Are Key Drivers of Recent Operating Performance for Surveyor, Wix, and GoDaddy?

($ in millions)

Company		2022A	2023A	2024E	2025E
Surveyor	**Total Revenue**	**$ 867**	**$ 1,012**	**$ 1,181**	**$ 1,339**
	Growth %		*16.8 %*	*16.7 %*	*13.3 %*
	Total EBITDA	**$ 147**	**$ 235**	**$ 286**	**$ 349**
	Margin %	*17.0 %*	*23.3 %*	*24.2 %*	*26.0 %*
	Total FCF	**$ 153**	**$ 214**	**$ 192**	**$ 258**
	Margin %	*17.6 %*	*21.2 %*	*16.2 %*	*19.3 %*
Wix.com	**Total Revenue**	**$ 1,388**	**$ 1,562**	**$ 1,750**	**$ 1,982**
	Growth %		*12.5 %*	*12.1 %*	*13.3 %*
	Total EBITDA	**$(20)**	**$ 261**	**$ 329**	**$ 456**
	Margin %	*(1.4)%*	*16.7 %*	*18.8 %*	*23.0 %*
	Total FCF	**$(34)**	**$ 182**	**$ 377**	**$ 519**
	Margin %	*(2.4)%*	*11.7 %*	*21.5 %*	*26.2 %*
GoDaddy	**Total Revenue**	**$ 4,091**	**$ 4,254**	**$ 4,520**	**$ 4,840**
	Growth %		*4.0 %*	*6.3 %*	*7.1 %*
	Total EBITDA	**$ 1,013**	**$ 1,135**	**$ 1,315**	**$ 1,508**
	Margin %	*24.8 %*	*26.7 %*	*29.1 %*	*31.1 %*
	Total FCF	**$ 969**	**$ 1,084**	**$ 1,224**	**$ 1,443**
	Margin %	*23.7 %*	*25.5 %*	*27.1 %*	*29.8 %*

Surveyor

- Several new product launches, google domain acquisition, legacy price increases and Q4 momentum exceeding mid-teens top line growth
- Significant operating leverage with increased cost discipline resulting in 300bps+ margin expansion from 23A

Wix.com

- Starboard disclosed a stake in Wix in Q4 2022 calling for margin expansion and highlighted cost-reduction efforts
- Wix since announced a $150 million plan of cost reductions in August 2022
- Investor Day in August 2023 disclosed "Rule of 40" target by 2025 and "minimum" FCF margin target of 25%

GoDaddy

- Starboard continues to push for realistic growth targets and FCF generation
- Company reinforced key levers for long-term growth and margin expansion in Q4 '23 earnings of 28% Adj. EBITDA margin and 46% UFCF growth
- Key initiatives include cost rationalization in technology and development

Source: Factset, Bloomberg, public filings as of 02-Apr-2024
Note: Wix's 2022 and 2023 FCF margin is burdened by capex related to HQ build out and restructuring costs.

19

PRELIMINARY DRAFT SUBJECT TO FURTHER DUE DILIGENCE AND REVIEW

Goldman Sachs

Common Stock Comparison

($ in Millions, except per share data)

INVESTMENT BANKING

					EV / Gross Profit					EV / EBITDA					EV / uFCF					Revenue CAGR		Gross Margin		EBITDA Margin		UFCF Margin	
Company Name	Closing Price	% of 52-Week High	Fully Diluted Equity Value	Enterprise Value	NTM	CY2024	CY2025	CY2024 Revenue Growth. Adj.(24-26E CAGR)	CY2024 Gross Profit Growth. Adj.(24-26E CAGR)	NTM	CY2024	CY2025	CY2024 Revenue Growth. Adj.(24-26E CAGR)	CY2024 EBITDA Growth. Adj.(24-26E CAGR)	NTM	CY2024	CY2025	CY2024 Revenue Growth. Adj.(24-26E CAGR)	CY2024 uFCF Growth. Adj.[1](24-26E CAGR)	'23 - '25	'24 - '26	CY2024	CY2025	CY2024	CY2025	CY2024	CY2025
Surveyor	$ 36.39	99 %	$ 5.4	$ 5.7	6.1 x	6.3 x	5.4 x	0.50 x	0.42 x	19.9 x	19.9 x	16.3 x	1.57 x	1.01 x	16.9 x	16.9 x	14.4 x	1.33 x	1.02 x	15 %	13 %	76 %	79 %	24 %	26 %	29 %	29 %
Select Peers																											
Block	$ 74.73	87 %	$ 49.1	$ 47.0	4.5 x	5.8 x	5.1 x	0.40 x	0.38 x	16.6 x	17.8 x	13.9 x	1.21 x	0.64 x	22.4 x	26.9 x	15.2 x	1.83 x	0.35 x	15 %	15 %	78 %	79 %	26 %	29 %	17 %	26 %
GoDaddy	123.93	100	17.7	21.0	7.2	7.4	6.9	1.04	0.98	15.4	16.0	13.9	2.25	1.16	14.9	15.6	13.2	2.20	1.05	7	7	63	63	29	31	30	33
Shopify	75.16	83	97.4	92.6	20.1	21.1	17.6	1.08	1.08	62.7	69.0	49.6	3.53	2.20	68.3	73.9	56.2	3.78	2.20	21	20	51	51	16	18	15	16
Wix	134.73	94	8.4	8.0	6.4	6.7	5.8	0.52	0.48	22.1	24.3	17.5	1.89	0.73	19.3	21.4	15.0	1.67	1.10	13	13	68	69	19	23	21	27
				Mean	9.6 x	10.2 x	8.9 x	0.76 x	0.73 x	29.2 x	31.7 x	23.7 x	2.22 x	1.18 x	31.2 x	34.4 x	24.9 x	2.37 x	1.18 x	14 %	14 %	65 %	65 %	22 %	25 %	21 %	25 %
				Median	6.8 x	7.0 x	6.4 x	0.78 x	0.73 x	19.3 x	21.0 x	15.7 x	2.07 x	0.94 x	20.9 x	24.2 x	15.1 x	2.02 x	1.08 x	14 %	14 %	66 %	66 %	22 %	26 %	19 %	26 %
SMB Enablement Peers																											
BILL	$ 61.86	46 %	$ 6.9	$ 6.2	5.3 x	5.5 x	4.8 x	0.35 x	0.36 x	28.6 x	30.8 x	22.4 x	1.95 x	0.70 x	23.4 x	23.9 x	20.9 x	1.51 x	1.15 x	16 %	16 %	85 %	84 %	15 %	18 %	19 %	19 %
Box	27.62	87	4.4	4.8	5.5	5.6	5.2	0.65	NA	13.8	14.2	12.9	1.65	0.96	14.2	14.5	13.1	1.69	1.32	5	9	80	80	31	32	31	32
Braze	42.35	71	4.7	4.2	10.3	10.9	8.9	0.50	0.49	NM	NM	NM	NA	NA	NM	NM	NM	NA	NA	22	22	69	69	(3)	5	0	4
Confluent	29.27	75	10.5	9.7	12.7	13.5	10.8	0.57	0.57	NM	NM	NM	NA	NA	NM	NM	69.7	NA	NA	23	24	76	76	2	7	8	12
Digital Ocean	36.77	74	3.7	4.8	10.0	10.4	9.1	0.75	0.62	16.0	16.7	14.2	1.21	0.97	28.0	29.0	25.3	2.10	1.28	12	14	60	60	37	39	21	22
DocuSign	58.80	93	13.7	12.9	5.4	5.5	5.1	0.82	0.94	14.1	14.5	13.1	2.20	0.73	15.6	15.8	14.4	2.38	1.81	6	7	81	82	31	32	28	29
Evercommerce	9.11	70	1.7	2.2	4.7	4.8	4.4	0.75	0.64	12.3	12.6	11.4	1.96	1.27	16.1	16.6	14.8	2.58	1.33	4	6	66	67	25	26	19	20
Freshworks	18.01	74	5.9	4.7	7.6	7.9	6.7	0.40	0.40	56.6	67.2	39.0	3.35	0.92	36.6	40.5	28.7	2.02	0.95	19	20	83	83	10	14	16	19
HubSpot	657.85	100	35.2	34.2	15.1	15.8	13.4	0.80	0.81	65.3	69.5	55.5	3.54	2.42	73.1	78.2	61.3	3.98	2.97	18	20	85	84	19	20	17	18
Intuit	621.28	93	180.4	184.8	13.0	13.4	11.9	1.07	1.07	26.3	27.2	23.7	2.18	NA	31.6	33.4	27.9	2.68	1.67	12	12	82	82	40	41	33	35
Klaviyo	24.36	67	7.6	6.9	9.4	10.0	8.0	0.40	NA	55.3	60.1	44.8	2.40	1.80	57.3	63.2	45.1	2.53	1.58	27	25	77	76	13	14	12	13
LegalZoom	13.15	85	2.8	2.6	5.4	5.5	5.0	0.49	0.53	17.7	18.7	15.3	1.65	0.96	18.9	19.5	17.4	1.73	1.64	10	11	67	66	20	22	19	19
Paycor	18.17	67	3.3	3.2	6.4	6.6	5.7	0.43	0.43	13.9	14.4	12.5	0.93	0.93	33.2	36.1	24.9	2.34	0.81	16	15	69	69	32	32	13	16
Sage	15.80	97	15.9	16.5	5.6	5.8	5.3	0.55	NA	21.4	22.2	19.5	2.13	1.50	25.4	26.2	23.2	2.52	2.03	9	10	93	93	24	25	21	21
Semrush	13.12	93	2.0	1.8	5.5	5.7	4.8	0.31	0.27	35.1	39.2	27.0	2.12	0.91	55.1	63.0	40.4	3.41	1.13	19	18	83	84	12	15	8	10
Sprout Social	56.02	85	3.4	3.3	9.3	10.0	7.8	0.36	0.32	NM	NM	78.3	NA	NA	96.2	NM	66.5	NA	NA	28	28	78	78	4	8	7	9
Toast	23.26	87	14.3	13.2	10.6	11.4	8.9	0.44	0.45	51.2	61.0	35.7	2.36	1.01	68.5	89.8	41.5	3.47	0.77	25	26	78	79	15	20	10	17
ZoomInfo	15.08	52	5.9	6.6	5.7	5.8	5.3	0.54	0.58	12.1	12.6	10.9	1.19	0.76	14.3	14.9	13.0	1.40	0.88	6	11	90	90	41	44	35	37
				Mean	8.2 x	8.6 x	7.3 x	0.57 x	0.57 x	29.3 x	32.1 x	27.3 x	2.05 x	1.13 x	38.0 x	37.7 x	32.2 x	2.42 x	1.42 x	15 %	16 %	78 %	78 %	21 %	23 %	18 %	20 %
				Median	7.0 x	7.3 x	6.2 x	0.52 x	0.53 x	21.4 x	22.2 x	21.0 x	2.12 x	0.96 x	29.8 x	29.0 x	25.3 x	2.38 x	1.32 x	16 %	16 %	79 %	80 %	19 %	21 %	18 %	19 %
Enterprise Software Peers																											
Microsoft	$ 417.88	97 %	$ 3,145.1	$ 3,158.5	17.0 x	17.5 x	15.3 x	1.12 x	1.09 x	22.4 x	23.1 x	20.0 x	1.49 x	1.42 x	40.2 x	42.1 x	34.9 x	2.70 x	1.49 x	14 %	16 %	69 %	69 %	52 %	53 %	29 %	30 %
Oracle	124.19	96	369.2	447.8	10.8	11.0	10.1	1.20	NA	15.1	15.2	13.9	1.64	1.56	31.2	31.0	28.1	3.37	3.01	9	9	72	72	53	53	26	26
Salesforce	294.14	93	294.9	290.8	9.4	9.7	8.8	0.86	1.02	18.5	18.9	17.2	1.68	1.54	24.1	25.0	21.9	2.23	3.33	10	11	80	79	41	41	31	32
SAP	193.47	97	240.9	240.9	8.7	9.0	8.0	0.78	0.73	23.5	25.1	19.8	2.17	1.21	36.2	44.0	24.0	3.80	0.97	10	12	73	74	26	30	15	25
				Mean	11.5 x	11.8 x	10.5 x	0.99 x	0.95 x	19.9 x	20.6 x	17.7 x	1.75 x	1.43 x	32.9 x	35.5 x	27.2 x	3.03 x	2.20 x	11 %	12 %	74 %	74 %	43 %	44 %	25 %	28 %
				Median	10.1 x	10.4 x	9.4 x	0.99 x	1.02 x	20.4 x	21.0 x	18.5 x	1.66 x	1.48 x	33.7 x	36.6 x	26.1 x	3.04 x	2.25 x	10 %	11 %	73 %	73 %	47 %	47 %	27 %	28 %

Source: FactSet, Bloomberg, public filings as of 04-Apr-2024.
Note: [1] Using 2024E - 2025E YoY Growth for Block, Klaviyo, Intuit, Box, LegalZoom, Sage, Toast, Paycor, Semrush, Evercommerce, and Oracle. Multiples are growth-adjusted with 24-26E CAGR.

Additional Supplemental Materials
20